EXHIBIT 10.13

AMENDMENT OF SALES AGREEMENT

The undersigned hereby amend the Sales Agreement entered into by and between Xenacare Holdings, Inc. and Pure Laboratories, LLC on April 11, 2008, as follows:

1.2

Purchase Price.  The aggregate purchase price for the Assets is the amount of Five Percent (5%) of the Gross Sales Price (defined herein as the wholesale sales price of each product less all charge backs, bad debt, returns, allowances, and free goods) bearing any of the trademarks set forth in Paragraph 1.1 hereinabove or related to or competitive, defined as any sun care or defense formula in a pill, capsule or other internal format with any of the Assets set forth in Paragraph 1.1 hereinabove (the “Consideration) to be paid to the Company by the Purchaser on a quarter annum basis (said period to commence immediately upon complete execution of this Sales Agreement), but shall be capped to a maximum of $2,500,000.00.  The Purchaser agrees that the Company shall have the right to terminate this agreement in the event the Purchaser fails to pay the Company a minimum of seventy-five ($75,000) thousand in any calendar year beginning in 2009 until the capped amount is met.  In addition, the Company shall receive 500,000 shares of common stock of the Purchaser (to be delivered to the Company within thirty (30) days of the date of this agreement), which shares shall be in the same form and bear the same restrictions including stock restrictions, stock dilution and stock splits as the current principal shareholders of the Company.  The Purchaser agrees that it will use its reasonable best efforts within two (2) years from the date of this amendment include those shares in any registration statement filed with the Securities and Exchange Commission.

This amendment is contingent upon the merger between the Purchaser and Sun Packing, Inc. within 60 days.  Should the merger not consummate, then this amendment will become null and void.

The above represents the full and complete understanding of the Amendment and is accepted by the Parties as of the date designated below.

Pure Laboratories, LLC (the “Company”)

By:

/s/   B. Hechtman

Date:

8/5/2008

B. Hechtman, President

Xenacare Holdings, Inc. (the “Purchaser”)

By:

/s/   Frank Rizzo

Date:

7/30/2008

Frank Rizzo, President